UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2009

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Interstate Hotels & Resorts, Inc. (NYSE: IHR) (the "Company") announced that it was notified on March 5th, by the New York Stock Exchange that its ticker symbol, IHR, will be suspended from trading prior to the market opening on March 12, 2009. Beginning March 12, 2009, Interstate will trade on the over the counter market under the symbol IHRI.

According to the March 5, 2009 notice from the NYSE, the suspension is occurring because Interstate did not meet the continued listing standard requiring maintenance of a minimum $15 million market capitalization over a consecutive 30 trading day period.

The company will seek an appeal of the delisting determination as permitted by the NYSE though there are only limited solutions available. The company has not yet been notified as to the timing of the appeal process. Until the appeal is heard, Interstate will remain listed, but will not trade, on the NYSE.

The company’s senior secured credit facility agreement requires that the company be listed on the NYSE. As a result, KPMG LLP, the company’s independent registered public accounting firm, has notified the Audit Committee and management that, in the absence of information in support of the ability of the company to comply with its debt covenants, such as a waiver through date of maturity or an amendment, its report on the consolidated financial statements for the year ended December 31, 2008 will include an explanatory paragraph related to the substantial doubt about the company’s ability to continue as a going concern. The company’s credit facility also includes a covenant requiring an audit opinion without exception.

The company is in active discussions with its credit facility lenders regarding a waiver through June 30, 2009, related to the covenant requiring listing on the NYSE as well as the covenant dealing with audit opinions.

The technical issues relating to the company’s credit facility do not impact the individual mortgage notes on the company’s three wholly-owned hotels.

As notification from the NYSE was received only very recently, the company is continuing to evaluate the disclosures to be included in management’s discussion and analysis and the consolidated financial statements and related notes thereto to be included in its Annual Report on Form 10-K. The company intends to file for a 15-day extension of time allowing it to file its Annual Report on Form 10-K with the Securities and Exchange Commission not later than March 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

March 11, 2009	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: EVP, Secretary and General Counsel